Exhibit 10.8

SUBORDINATION AGREEMENT

by

MIDCOAST ENERGY PARTNERS, L.P.,

MIDCOAST OPERATING, L.P.,

Other Credit Parties from time to time party hereto

and

ENBRIDGE ENERGY PARTNERS, L.P.,

Certain of its Subsidiaries and Affiliates from time to time party hereto

In favor of

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender, and an L/C Issuer

Dated as of November 13, 2013

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TABLE OF CONTENTS

(continued)

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SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT made as of November 13, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by MIDCOAST ENERGY PARTNERS, L.P., a Delaware limited partnership (“MEP”), MIDCOAST OPERATING, L.P., a Texas limited partnership (“Midcoast,” and together with MEP, collectively, the “Borrowers” and individually, a “Borrower”), the other Credit Parties (as defined below) party hereto or from time to time party hereto, ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership (“EEP”), the subsidiaries and other affiliates of EEP party hereto or from time to time party hereto (each an “EEP Affiliate,” and together with EEP and each of their respective successors and permitted assigns, collectively, the “Subordinated Creditors” and individually, a “Subordinated Creditor”), in favor of BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, and the Senior Lenders (as defined below).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of even date herewith (as it may be amended, restated, increased, renewed, refinanced, extended or otherwise modified or supplemented from time to time, the “Credit Agreement,” which term shall include any credit agreement entered into in replacement thereof), among the Borrowers, the Subsidiary Guarantors (as defined in the Credit Agreement), the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

RECITALS

WHEREAS, EEP and Midcoast, a borrower under the Credit Agreement, are parties to (i) that certain Financial Support Agreement effective as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Financial Support Agreement”), pursuant to which EEP has agreed, among other things, to continue to facilitate the provision of letters of credit to Midcoast and its subsidiaries under EEP’s credit facilities and to provide guarantees to Midcoast and its subsidiaries, each on the terms and conditions set forth in the Financial Support Agreement, and (ii) that certain Working Capital Loan Agreement effective as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Working Capital Agreement” and, collectively with the Financial Support Agreement, the “Support Agreements,” and individually, a “Support Agreement”) pursuant to which EEP has agreed, among other things, to make revolving loans to Midcoast, on the terms and conditions set forth in the Working Capital Agreement;

WHEREAS, Midcoast and certain of its subsidiaries may from time to time owe certain reimbursement obligations or other indebtedness to EEP under the Support Agreements;

WHEREAS, Section 3(c) of the Financial Support Agreement and Section 29(c) of the Working Capital Agreement generally provide, among other things, that Midcoast may not, and shall not permit any of its affiliates to, grant or permit any liens on any asset or property to secure the indebtedness and obligations under the Credit Agreement, unless it and each of them has granted or concurrently grants a lien to EEP on such asset or property to secure its obligations under the Financial Support Agreement and the Working Capital Agreement, respectively, on a second-priority basis, and, in scope, nature, type of, but second priority to, the liens at any time, and from time to time, granted, created, perfected and maintained to secure the indebtedness and obligations under the Credit Agreement;

WHEREAS, upon the occurrence of a Springing Lien Trigger Event (as defined in the Credit Agreement), Borrowers and the Subsidiary Guarantors shall grant Administrative Agent for the benefit of the Senior Lenders a valid and perfected first-priority security interest, subject only to Permitted Liens, in the Springing Lien Collateral (each as defined in the Credit Agreement) to secure the Obligations (as defined in the Credit Agreement) and, pursuant to the respective Support Agreements, shall grant EEP a valid and perfected, second-priority security interest in the same Springing Lien Collateral, junior in all respects to the security interest granted in favor of the Administrative Agent under the Credit Agreement;

WHEREAS, pursuant to Credit Agreement and related Loan Documents (as defined below), the Borrowers and Subsidiary Guarantors (collectively, the “Obligors,” and individually, an “Obligor”) will owe certain Senior Indebtedness (as defined below) to the Senior Lenders, and it is a condition to the Senior Lenders’ willingness to enter into the Credit Agreement and related Loan Documents that, among other things, (i) the Subordinated Creditors shall have subordinated their right to payment to all indebtedness or obligations now or hereafter owed or owing by the Obligors to the Subordinated Creditors under the Support Agreements in the manner and to the extent provided in this Agreement, (ii) in the event a Springing Lien Trigger Event occurs, the Senior Indebtedness shall be secured by first-priority, duly-perfected liens on, and security interests against, the Springing Lien Collateral, (iii) the Subordinated Indebtedness (as defined herein) shall at all times be unsecured, except that if a Springing Lien Trigger Event occurs and the Senior Lenders shall first have been granted a first-priority, duly-perfected lien and security interest in and against the Springing Lien Collateral, the Subordinated Creditor may at such time, and only to the extent expressly permitted under the Support Agreements, receive a junior priority lien and security interest in the same collateral to secure the Subordinated Indebtedness, but all such liens and security interests shall be subordinate and junior to all first-priority Liens and security interests securing the Senior Indebtedness; and

WHEREAS, the Credit Agreement requires, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the payment of the Senior Indebtedness and the Subordinated Indebtedness and with respect to the common Collateral, each as herein defined.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Subordinated Creditors and the Obligors), and to induce the Senior Lenders to enter into the Credit Agreement and related Loan Documents, from which Subordinated Creditors and Obligors will receive benefit, the Obligors and the Subordinated Creditors hereby agree, for the benefit of the Administrative Agent and the other Senior Lenders, as follows:

Article 1

INTERPRETATION

1.1 Definitions

In this Agreement, including the preliminary statement and the recitals, capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings:

“Administrative Agent” shall mean Bank of America, N.A., as the initial Administrative Agent under the Credit Agreement, and its successors and assigns, including any new Administrative Agent under any Refinancing of the Senior Indebtedness.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” and “Borrowers” each shall have the meaning assigned to such term in the introductory paragraph hereof.

“Collateral” shall have the meaning assigned to the term “Springing Lien Collateral” in the Credit Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement hereof.

“Credit Party” or “Credit Parties” shall have the meaning assigned to the respective terms “Loan Party” and “Loan Parties” in the Credit Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 5.1 l hereof.

“DIP Financing Liens” shall have the meaning assigned to such term in Section 5.1 l hereof.

“DIP Lenders” shall have the meaning assigned to such term in Section 5.1 l hereof.

“Discharge of Senior Indebtedness” shall mean (a) indefeasible payment in full in cash of all outstanding Obligations, (b) termination or expiration of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to each L/C Issuer thereof, in its sole discretion, have been made) and (c) termination of each Commitment and the reduction of the Aggregate Commitments to zero.

“Discharge of Subordinated Indebtedness” shall mean payment in full of all outstanding obligations under the Support Agreements, termination or expiration of all letters of credit (other than letters of credit as to which arrangements satisfactory to each letter of credit issuer thereof, in its sole discretion, have been made) and guarantees thereunder, and termination of all obligations and commitments thereunder and the reduction thereof to zero, provided such payment, terminations, expiration, satisfactory arrangements and reduction referred to in this definition are evidenced by a signed writing to such effect by an authorized representative of each Subordinated Debt Party and delivered to Administrative Agent and, provided, further, all payments or transfers received by a Subordinated Debt Party on account of Subordinated Indebtedness constituted Permitted Payments hereunder and were not otherwise prohibited by or in violation of the Credit Agreement or this Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“EEP” shall have the meaning assigned to such term in the introductory paragraph hereof.

“EEP Affiliates” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Enforcement Action” shall mean (a) an action, proceeding, or similar undertaking with respect to the Collateral, or any portion thereof, (i) to collect or to cause, in each case either directly or indirectly, whether from the exercise of Control or otherwise, the payment of any Subordinated Indebtedness from a Credit Party, (ii) to take from or for the account of any Credit Party, by set-off, recoupment or in any other manner, the whole or any part of any moneys or accounts which may now or hereafter be owing by or to any Credit Party or (iii) to enforce or exercise, or seek to enforce or exercise, any rights and remedies under any agreement or document in respect of the Collateral, or any portion thereof, or under applicable law with respect to the Collateral, (b) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any agreement or document in respect of Subordinated Indebtedness or (c) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, attach, recover against, foreclose upon, take possession of or sell any Collateral.

“Equity Interests” shall have the meaning assigned to the term “Capital Stock” in the Credit Agreement.

“Financial Support Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Guarantors” shall have the meaning assigned to the term “Subsidiary Guarantors” in the Credit Agreement.

“Impermissible Subordinated Debt Liens” shall have the meaning assigned to such term in Section 3.1(c) hereof.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Credit Party or for property or assets of any Credit Party, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for property or assets of any Credit Party, (c) any voluntary or involuntary dissolution, winding-up, readjustment or liquidation of any Credit Party, or (d) a general assignment for the benefit of creditors by any Credit Party.

“Midcoast” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization in an Insolvency Proceeding or other Proceeding (as defined below) that contravenes the terms of this Agreement, including without limitation, any Plan of Reorganization that does not provide for payments or distributions in respect of the Senior Indebtedness (and any security thereof) to be made with the priority specified herein or that seeks to make payments or distributions on account of the Subordinated Indebtedness (or any security thereof) prior to the Discharge of the Senior Indebtedness.

“Obligor” and Obligors” each shall have the meaning assigned to such term in the recitals hereof.

“Other Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 3.3 hereof.

“Permitted Payments” shall have the meaning assigned to such term in Section 7.1 hereof.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement or agreement proposed in or in connection with any Insolvency Proceeding or other Proceeding.

“Post-Petition Interest” shall mean interest (including interest at the Default Rate) accrued or accruing (or which would, absent commencement of an Insolvency Proceeding, accrue) after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding.

“Proceeding” shall have the meaning assigned to such term in Section 2.2(a) hereof.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” “Refinances” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean Indebtedness that Refinances Senior Indebtedness.

“Release” shall have the meaning assigned to such term in Section 4.3a hereof.

“Senior Indebtedness” shall have the meaning assigned to the term “Obligations” in the Credit Agreement, together with (a) Post-Petition Interest and (b) all fees, costs, charges, and expenses, including reasonable Attorney Costs, accrued or incurred after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in such Insolvency Proceeding. For the avoidance of doubt, to the extent any payment with respect to any Senior Indebtedness (whether by or on behalf of any Credit Party, as proceeds of Collateral, enforcement of any Lien, right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor-in- possession, trustee, a creditor, any Subordinated Debt Party (as defined below), receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior Lenders and each Subordinated Debt Party, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Lenders” means, collectively, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, together with the lenders and other L/C Issuers from time to time, and at each relevant time of determination, party to the Credit Agreement.

“Subordinated Creditor” and “Subordinated Creditors” each shall have the meaning set forth in the introductory paragraph hereof.

“Subordinated Debt Party” or “Subordinated Debt Parties” shall mean, at any time, (a) each Subordinated Creditor, (b) each other Person to whom any of the Subordinated Indebtedness (including indemnification obligations) is, or hereafter may become, owed or owing, and (c) the successors and permitted assigns of each of the foregoing.

“Subordinated Indebtedness” means the Indebtedness of each Credit Party owing to any Affiliate (other than another Credit Party) under the Support Agreements.

“Support Agreements” shall have the meaning assigned to such term in the recitals hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Working Capital Agreement” shall have the meaning assigned to such term in the recitals hereof.

1.2 Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and permitted assigns and (ii) to any Credit Party shall be construed to include the Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Credit Party, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, unless noted otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) all references to the Senior Lenders include the Administrative Agent, each L/C Issuer and each of the Lenders individually and any combination thereof.

1.3 Headings

The division of this Agreement into articles, sections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 Governing Law

This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York. The Subordinated Debt Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States Federal courts sitting in Southern District of the State of New York, without prejudice to the rights of the Senior Lenders to take proceedings in any other jurisdiction.

1.5 Severability

If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Agreement.

1.6 Time of the Essence

Time shall be of the essence of this Agreement.

Article 2

POSTPONEMENT AND SUBORDINATION OF PAYMENT

2.1 General Postponement and Subordination

Except that Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below, until the Discharge of Senior Indebtedness:

a.	each Subordinated Debt Party’s right to payment of the Subordinated Indebtedness is hereby irrevocably made subject to and subordinate and junior in right of payment to all of the Senior Lenders’ right to payment of the Senior Indebtedness;

b.	the Subordinated Indebtedness shall be and is hereby irrevocably expressly postponed and made subordinate in right of payment to the prior payment in full in cash of the Senior Indebtedness and the Discharge of Senior Indebtedness;

c.	no Credit Party shall make or give, and no Subordinated Debt Party shall accept, any payment, transfer or other thing of value, on account of the Subordinated Indebtedness;

d.	no Subordinated Debt Party shall accept any repayment, prepayment or other satisfaction of all or any portion of the Subordinated Indebtedness (whether in cash, debt securities, Equity Interests, obligations, or other property); and

e.	any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness, or any Lien on Collateral, shall be paid or delivered directly to the Administrative Agent for application in payment of the Senior Indebtedness, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Administrative Agent for application in payment of the Senior Indebtedness.

2.2 Priority of Senior Indebtedness on Dissolution or Insolvency

a.	Notwithstanding anything contained herein to the contrary, in the event of an Insolvency Proceeding or other similar proceeding (a “Proceeding”) relating to a Credit Party, or any of its property (whether voluntary or involuntary, partial or complete), or any other marshaling of the assets and liabilities of a Credit Party, the Senior Indebtedness shall first be paid in full and a Discharge of Senior Indebtedness must have occurred before any Subordinated Debt Party shall be entitled to receive or retain any payment or distribution, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise.

b.	Until the Discharge of Senior Indebtedness, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or made on account of Collateral, which may be payable or deliverable in respect of the Subordinated Indebtedness or any Lien on Collateral, in each case whether under a Plan of Reorganization or otherwise, shall be paid or delivered directly to the Administrative Agent for application in payment of the Senior Indebtedness, and any such payments or distributions received by or distributed to any Subordinated Debt Party shall be turned over to the Administrative Agent for application in payment of the Senior Indebtedness.

Article 3

PRIORITY OF LIENS; LIEN SUBORDINATION

3.1 No Liens Prohibited by Credit Agreement; No Liens Securing Subordinated Indebtedness Prior to Springing Lien Trigger Event

a.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors or other Credit Parties shall, or shall permit any of its or their Subsidiaries to, grant or permit, and (1) no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property prohibited by or in violation of the Credit Agreement, to secure or facilitate the payment or collection of any Subordinated Indebtedness, and (2) no Senior Lender shall accept or pursue any Liens on any asset or property to secure or facilitate the payment or collection of any Senior Indebtedness without the Senior Lenders permitting the Subordinated Indebtedness to be secured thereby, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

b.	So long as the Discharge of Senior Indebtedness has not occurred, none of the Obligors or other Credit Parties shall, or shall permit any of its or their Subsidiaries to, grant or permit, and no Subordinated Debt Party shall accept or pursue, any Liens on any asset or property which would constitute Collateral, to secure or facilitate the payment or collection of any Subordinated Indebtedness, unless (i) it first has granted, or concurrently therewith grants, a senior, first-priority Lien on such asset or property to secure the Senior Indebtedness and (ii) such Liens are expressly authorized under a Support Agreement and the Credit Agreement upon the occurrence of a Springing Lien Trigger Event, with each such Lien to be subject to the provisions of this Agreement in all respects, including without limitation, the lien subordination and payment over provisions contained herein.

c.

To the extent that the provisions of Sections 3.1(a) and (b) are not complied with for any reason, without limiting any other right or remedy available to the Administrative Agent or the other Senior Lenders or any Subordinated Debt Party, as the case may be, (A) if it has not already done so, each applicable Obligor or other Credit Party, or related Subsidiary, shall immediately grant a senior, first-priority Lien on such asset or property to secure the Senior Indebtedness or a junior, second-priority Lien on such asset or property to secure the Subordinated Indebtedness (in all respects subject to the terms of this

Agreement), or both, as the case may be, and (B) each Subordinated Debt Party: (i) agrees to subordinate all such Liens, if any, securing the Subordinated Indebtedness, whether now existing or hereafter arising (the “Impermissible Subordinated Debt Liens”) to all Liens securing any Senior Indebtedness, whether now existing or hereafter arising, regardless of the time, manner or order of perfection of any such Impermissible Subordinated Debt Liens, and notwithstanding any failure of the Administrative Agent or the Senior Lenders to adequately perfect its or their Liens securing any Senior Indebtedness, the subordination of any Lien securing any Senior Indebtedness to any Lien securing any other obligation of any Credit Party, or the avoidance, invalidation or lapse of any Lien securing any Senior Indebtedness; (ii) agrees to take no action to enforce any Impermissible Subordinated Debt Liens; (iii) agrees to execute such terminations, releases and other documents as Administrative Agent requests in its sole discretion to release the Impermissible Subordinated Debt Liens or to assign the Impermissible Subordinated Debt Liens to Administrative Agent, in Administrative Agent’s sole discretion, provided that contemporaneously therewith, the Senior Lenders, upon receiving a first-priority Lien on such asset or property to secure the Senior Indebtedness as required under clause (A) above, permit a junior, second-priority Lien on such asset or property to be granted to secure the Subordinated Indebtedness (in all respects subject to the terms of this Agreement), (iv) in furtherance of the foregoing, hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full authority in the place and stead of each Subordinated Debt Party to execute and deliver any document or instrument which Subordinated Debt Party may be required to deliver pursuant to this Section 3.1; (v) agrees that no Subordinated Debt Party shall have any right to possession of any assets or property encumbered by or subject to the Impermissible Subordinated Debt Liens, whether by judicial action or otherwise; and (vi) agrees that, so long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is collateral, proceeds of collateral, or on account of collateral, whether under a Plan of Reorganization or otherwise, received by or distributed to any Subordinated Debt Party as a result of such Impermissible Subordinated Debt Lien shall be turned over to the Administrative Agent for application in payment of the Senior Indebtedness.

3.2 Relative Priorities

a.

Notwithstanding the date, manner or order of grant, attachment or perfection of any Lien on the Collateral securing Senior Indebtedness, on one hand, or any Lien on the Collateral securing Subordinated Indebtedness (including any Liens on assets or property prohibited by or in violation of the Credit Agreement), on the other hand, and notwithstanding any provision of the UCC or any other applicable law or the provisions of any security document or any other Loan Document or any other circumstance whatsoever, and notwithstanding any failure of the Administrative Agent or the Senior Lenders to adequately perfect its or their Liens in the Collateral, the subordination of any Lien on the Collateral securing any Senior Indebtedness to any Lien securing any other obligation of any Credit Party, or the avoidance, invalidation or lapse of any Lien on the Collateral securing any Senior Indebtedness, each Subordinated Debt Party hereby agrees that, so long as the Discharge of Senior Indebtedness has not occurred, (a) any such Lien now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness shall be senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secure Subordinated Indebtedness, (b) any such Lien now or hereafter held by or for the benefit of any Subordinated Debt Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secures Senior Indebtedness, and (c) any and all such Liens now or hereafter held by or for the benefit of any Senior Lender which now or hereafter secure Senior Indebtedness shall be and remain senior in right, priority, operation, effect and all other respects to any and all such Liens now or hereafter held by or for the benefit of any Subordinated Debt Party which now or hereafter secures Subordinated Indebtedness for all purposes, whether or not any such Liens are subordinated in any respect to any other Lien securing any other obligation of the Obligor, any other Credit Party or any other Person.

b.	Each Subordinated Debt Party acknowledges that a portion of the Senior Indebtedness represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Indebtedness may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Indebtedness may be increased, replaced or refinanced, in each event, without notice to or consent by any Subordinated Debt Party and without affecting the provisions hereof. The lien priorities provided in this Section shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Indebtedness or the Subordinated Indebtedness, or any portion thereof.

3.3 Bailment for Perfection of Certain Security Interests

Each Subordinated Debt Party agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Subordinated Debt Party or any of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Subordinated Debt Party solely for the purpose of perfecting the Senior Lenders’ Lien granted under the Loan Documents, also holds such Other Pledged or Controlled Collateral as bailee for the Administrative Agent and the other Senior Lenders. No Subordinated Debt Party shall charge the Administrative Agent or Senior Lenders a fee for holding such Collateral as bailee pursuant hereto.

3.4 Certain Agreements with Respect to Unenforceable Liens

Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien held by a Senior Lender encumbering, or purporting to encumber, any Collateral is not valid or enforceable for any reason, or is avoided or avoidable under a Bankruptcy Law, then each Subordinated Debt Party agrees that, any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of Senior Indebtedness has not occurred) be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of the Senior Lenders in the same form as received. Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints the Administrative Agent, and any officer or agent of the Administrative Agent, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the limited purpose of carrying out the provisions of this Section 3.4 and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 3.4, which appointment is irrevocable and coupled with an interest.

Article 4

ENFORCEMENT OF RIGHTS AND REMEDIES

4.1 Exercise of Rights and Remedies.

a.	So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, the Administrative Agent and the other Senior Lenders shall have the exclusive right to enforce all rights and to exercise all remedies (including any right of setoff or recoupment), whether at law or in equity, against the Credit Parties and the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), in each case, without any consultation with or the consent of any Subordinated Debt Party, provided, however, a Subordinated Debt Party may exercise rights against the Credit Parties solely to the extent expressly permitted under Section 4.1(b)(i) and (ii) below.

b.	So long as the Discharge of Senior Indebtedness has not occurred, whether or not any Insolvency Proceeding has been commenced or is pending, no Subordinated Debt Party shall have any right to enforce any rights and to exercise any remedies (including any right of setoff or recoupment), whether at law or in equity, against Credit Parties and the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), except (i) that a Subordinated Debt Party may (A) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of a Subordinated Debt Party, in each case, to the extent not in contravention of the terms of this Agreement, and (B) enforce rights and exercise remedies (other than initiating, or supporting any other Person (other than Administrative Agent) in initiating, an Insolvency Proceeding) against a Credit Party (but not against Collateral) at any time during which such Subordinated Debt Party is permitted to receive and retain Permitted Payments under Section 7.1 below, and (ii) as otherwise provided in Section 5.4 hereof.

4.2 No Waiver by Senior Lenders

Nothing contained herein shall prohibit or in any way limit the Administrative Agent or any other Senior Lender from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by a Subordinated Debt Party.

4.3 Automatic Release of Subordinated Liens.

a.	If, (i) in connection with any Disposition of any Collateral permitted under the terms of the Loan Documents, or (ii) as required under Section 6.13(b) of the Credit Agreement upon the occurrence of the Collateral Release Date (as defined in the Credit Agreement), or (iii) in connection with the enforcement or exercise of any rights or remedies with respect to the Collateral, including any Disposition of Collateral, (1) the Administrative Agent, for itself and on behalf of the other Senior Lenders, releases the Liens on such Collateral securing Senior Indebtedness or (2) such Liens securing the Senior Indebtedness are otherwise released as permitted by the Loan Documents, (in each case, a “Release”), other than any such Release granted following the Discharge of Senior Indebtedness, then the Liens on such Collateral securing Subordinated Indebtedness shall be automatically, unconditionally and simultaneously released, and each Subordinated Debt Party shall promptly execute and deliver to the Administrative Agent, the relevant Obligor or grantor such termination statements, releases and other documents as the Administrative Agent or the relevant Obligor or grantor may reasonably request to effectively confirm such Release.

b.	Until the Discharge of Senior Indebtedness occurs, each Subordinated Debt Party hereby appoints the Administrative Agent, and any officer or agent of the Administrative Agent, with full power of substitution, as the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 4.3 and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.3 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

4.4 Insurance and Condemnation Awards

So long as the Discharge of Senior Indebtedness has not occurred, the Administrative Agent and the other Senior Lenders shall have the exclusive right, subject to the rights of the Obligors under the Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall, prior to the Discharge of Senior Indebtedness and subject to the rights of the Obligors under the Loan Documents, be paid to the Administrative Agent for the benefit of Senior Lenders pursuant to the terms of the Loan Documents and, subject to the rights of Obligors under the Loan Documents, as proceeds of Collateral. Until the Discharge of Senior Indebtedness has occurred, if a Subordinated Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the Administrative Agent in accordance with Section 6.01.

Article 5

NO INTERFERENCE

5.1 Prohibited Acts.

Without in any way limiting the scope of Section 4.1 above, so long as the Discharge of Senior Indebtedness has not occurred, but subject always to the provisions of Section 11.1(a), each Subordinated Debt Party agrees, whether or not any Insolvency Proceeding or other Proceeding has been commenced or is pending, that it will not, and hereby waives any right to:

a.	initiate, or support any other Person (other than Administrative Agent) in initiating, an Insolvency Proceeding;

b.	take, or support any other Person (other than Administrative Agent) in taking, any Enforcement Action, except that Subordinated Creditor may receive and retain Permitted Payments solely to the extent expressly permitted under Section 7.1 below;

c.	contest, protest or object to (or support any other Person contesting) any foreclosure action or proceeding (including an Insolvency Proceeding) brought by the Administrative Agent or any other Senior Lender, or any other enforcement or exercise by Administrative Agent or any other Senior Lender of any rights or remedies relating to the Senior Indebtedness and the Collateral;

d.	contest, protest or object to (or support any other Person contesting) the forbearance by the Administrative Agent or any other Senior Lender from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Senior Indebtedness and the Collateral;

e.	take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any Subordinated Indebtedness, any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral (including any mortgagee policy of insurance) or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

f.	take (or support any other Person in taking) any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of any rights or remedies under the Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

g.

contest, protest or object to (or support any other Person in objecting to) the manner in which the Administrative Agent or any other Senior Lender may seek to enforce or collect the Senior Indebtedness or any Liens, regardless of whether any action or failure to act by or on behalf of the Administrative Agent or any other Senior Lender is, or could be, adverse to the interests of a Subordinated Debt Party, and will not assert (or support any other Person in asserting), and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior creditor may have under applicable law;

h.	attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question (or support any other Person in challenging or questioning) the validity, priority or enforceability of any Senior Indebtedness, the priority, perfection, validity or enforceability of any Lien on the Collateral, or the validity or enforceability of any of the Loan Documents, including this Agreement (and any automatic reinstatement thereof under Section 11.1 below), or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

i.	contest, protest or object to (or support any other Person contesting) any Disposition of all or any part of the Collateral, provided that the Liens of Subordinated Debt Parties attach to the net proceeds of the Disposition with at least the same priority and validity as the Liens held by Subordinated Debt Parties on such Collateral, and the Liens remain subject to the terms of this Agreement;

j.	contest, protest or object to (or support any other Person contesting) any request of the Administrative Agent or the other Senior Lenders for (1) relief from the automatic stay imposed by Section 362 of the Bankruptcy Code or (2) any request for adequate protection within the meaning of Section 361 of the Bankruptcy Code;

k.	contest, protest or object to (or support any other Person contesting) the payment of Post-Petition Interest, or any fees, costs, charges and expenses to the Administrative Agent or any Senior Lender under Section 506(b) of the Bankruptcy Code;

l.	unless otherwise agreed by the Administrative Agent in writing, (i) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner in an Insolvency Proceeding, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Credit Party’s bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Subordinated Creditor or the Subordinated Debt Parties, or any other form of affirmative relief of any other kind or nature, or (ii) file any objection or other responsive pleading opposing any relief requested by any Senior Lender or support any other Person taking any such action;

m.

In any Insolvency Proceeding or other Proceeding of any Credit Party, if any Credit Party shall, as debtor(s)-in-possession, move for approval of financing, which for avoidance of doubt, may include a roll-up of the Senior Indebtedness under the Credit Agreement (“DIP Financing”) to be provided by one or more lenders, which, for avoidance of doubt, may include the Senior Lenders (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Collateral under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization, each

Subordinated Creditor agrees that it will raise no objection to, nor support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral or sale (whether under Section 363 of the Bankruptcy Code or pursuant to any Plan of Reorganization) of property that constitutes Collateral (including any bid, sale procedure or other orders in respect thereof), unless Administrative Agent shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Collateral (and each Subordinated Debt Party will consent, and is deemed to have consented, to the subordination of its Liens with respect to such Collateral);

n.	provide (or support any other Person in providing) DIP Financing to any Credit Party secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness, provided, however, that if (i) the Senior Lenders are provided reasonable advance notice and opportunity to provide DIP Financing, but no Senior Lender offers to provide such DIP Financing, or (ii) no other Person (other than a Subordinated Debt Party), after having received reasonable advance notice and opportunity to provide DIP Financing, offers to provide DIP Financing on terms acceptable to the Senior Lenders, in each case on or before the date of any hearing to approve DIP Financing, then one or more Subordinated Debt Parties may seek to provide DIP Financing secured by Liens equal or senior in priority to the Liens securing any Senior Indebtedness and the Senior Lenders may object to such DIP Financing;

o.	oppose, seek to challenge or support any Person challenging, the Senior Indebtedness, any Lien securing the Senior Indebtedness, or any request for the allowance and payment of Post-Petition Interest and post-petition fees, costs, charges and expenses;

p.	seek adequate protection, within the meaning of section 361 of the Bankruptcy Code, of any interest in any Collateral, in each case without the Administrative Agent’s prior written consent, provided, however, that if in an Insolvency Proceeding Senior Lenders are granted adequate protection in the form of a Lien on additional property as collateral, a Subordinated Debt Party holding a Lien at the time of the filing of such Insolvency Proceeding may seek or request adequate protection in the form of a junior Lien on such additional collateral, which Lien shall automatically be subject to the terms of this Agreement in all respects, including without limitation, the payment-over provisions herein contained, and shall be subordinated to the Liens of the Senior Lenders (including adequate protection Liens) and subordinated to any DIP Financing Liens (and all obligations relating thereto), in each case on the same basis as the Subordinated Debt Party’s other Liens are subordinated herein;

q.	propose, sponsor, support, vote in favor of or agree to (i) any Non-Conforming Plan of Reorganization or (ii) any Plan of Reorganization, directly or indirectly, that is pursued pursuant to Section 1129(b)(1) of the Bankruptcy Code; and

r.	seek relief from the automatic stay or any other stay in an Insolvency Proceeding or other Proceeding in respect of Collateral, a Creditor Party or its property.

5.2 Additional Agreements

a.	At any time prior to the Discharge of Senior Indebtedness, in any Insolvency Proceeding or other Proceeding of any Credit Party or its property:

i.	the Administrative Agent shall have the right, but not the obligation, to file claims and proofs of claim in respect of the Subordinated Indebtedness, vote any and all such claims in connection with any Plan of Reorganization, and take such other action as Administrative Agent may so elect in its discretion;

ii.	each Subordinated Debt Party hereby grants the Administrative Agent an irrevocable proxy coupled with a pledge to vote or cause to be voted any and all claims of such Subordinated Debt Party arising in connection with any Plan of Reorganization;

iii.	unless Administrative Agent has invoked its rights under this Section 5.2 to file claims or proofs of claims on account of the Subordinated Indebtedness in an Insolvency Proceeding or other Proceeding, each Subordinated Debt Party shall timely file a claim or proof of claim or claims or proofs of claim, each in the form required in such Proceedings, for the full outstanding amount of the Subordinated Indebtedness;

iv.	each Subordinated Debt Party shall cause said claim or proofs of claim, whether filed by such Subordinated Debt Party or the Administrative Agent, to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent; and

v.	Each of the Subordinated Debt Parties agrees that it will support, vote in favor of and agree to any Plan of Reorganization proposed or supported by the Senior Lenders.

b.	Each Subordinated Debt Party shall execute and deliver to the Administrative Agent such further proofs of claim, assignments of claim and other instruments confirming the authorization referred to in the foregoing clause (a), and any powers of attorney confirming the rights of the Senior Lenders arising thereunder, and shall take such other actions as may be requested by the Senior Lenders or their representative in order to enable the Senior Lenders or their representative to enforce any and all claims in respect of the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

c.	Each Subordinated Debt Party hereby irrevocably agrees that the Administrative Agent may, at its sole discretion, in the name of each such Subordinated Debt Party or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and any such receipts shall be distributed to the Administrative Agent for application to the Senior Indebtedness, and file, prove and vote or consent in any Proceeding with respect to any and all claims of each of the Subordinated Debt Parties relating to the Subordinated Indebtedness at any time prior to the Discharge of Senior Indebtedness.

5.3 Certain Additional Waivers by Subordinated Debt Parties

Each Subordinated Debt Party waives any claim it or they may hereafter have against any Senior Lender arising out of any action taken or not taken by Administrative Agent or the other Senior Lenders in an Insolvency Proceeding, including without limitation, (a) the election by any Senior Lender of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or DIP Financing authorized in any Insolvency Proceeding or other Proceeding, or (c) any grant of a security interest, any payment, or award of adequate protection within the meaning of section 361 of the Bankruptcy Code, in any Insolvency Proceeding, or (d) any sale or other Disposition of Collateral or in connection with any Plan of Reorganization. In addition, no Subordinated Debt Party shall assert or enforce, at any time prior to the Discharge of Senior Indebtedness, any claim under Section 506(c) of the Bankruptcy Code.

5.4 Permitted Actions

Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall prohibit, limit, or restrict the Subordinated Debt Parties from taking any of the following actions: (a) any action to the extent necessary to (i) prevent the running of any applicable statute of limitations or similar restriction on claims, provided that no such action shall be filed sooner than 90 days before the expiration of any such applicable statute of limitations or similar restriction on claims, or (ii) assert a compulsory cross claim or counterclaim against any Obligor, and (b) any action to seek and obtain specific performance or injunctive relief to compel an Obligor to comply with (or not violate or breach) any nonpayment obligation under any Support Agreement, so long as it is (x) not accompanied by a claim for monetary damages or a request for payment of any portion of the Subordinated Indebtedness, (y) not an Enforcement Action, and (z) does not seek to initiate an Insolvency Proceeding; provided further, in the case of (a) or (b), such permitted actions shall be subject to and not in contravention of the terms of this Agreement, including the payment over provisions contained herein.

Article 6

ADDITIONAL PAYMENT PROVISIONS; PAYMENT OVER

6.1 Payment Over

So long as the Discharge of Senior Indebtedness has not occurred, any payment or distribution of any kind or character, whether in cash, debt securities, Equity Interests, obligations, or other property, and whether or not such payment or distribution is Collateral, proceeds of Collateral, or on account of Collateral, in each case whether or not under a Plan of Reorganization or otherwise, together with the property referred to in Section 2.1(e), Section 2.2, Section 3.1(c) and Section 4.4, received by a Subordinated Debt Party in respect of the Subordinated Indebtedness, in each case other than Permitted Payments under Section 7.1, shall be segregated and held in trust and forthwith transferred or paid over to the Administrative Agent for the benefit of the Senior Lenders in the same form as received, together with any necessary endorsements for application (in accordance with the Loan Documents) to the payment of the Senior Indebtedness then remaining unpaid. Until the Discharge of Senior Indebtedness occurs, the Subordinated Creditor (a) agrees to reimburse Administrative Agent for all reasonable costs, including reasonable attorneys’ fees, incurred by Administrative Agent in the course of collecting said sums should a Subordinated Debt Party fail to voluntarily turn the same over to the Administrative Agent upon demand, and (b) hereby appoints the Administrative Agent, and any officer or agent of the Administrative Agent, with full power of substitution, the attorney-in-fact of each Subordinated Debt Party for the purpose of carrying out the provisions of this Section 6.1 and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 6.1, which appointment is irrevocable and coupled with an interest.

6.2 Application of Payments

All payments and distributions received by the Administrative Agent or the Senior Lenders in respect of the Subordinated Indebtedness (other than Permitted Payments), to the extent received in or converted into cash, may be applied by the Senior Lenders first to the payment of any and all reasonable expenses (including reasonable legal fees and expenses) paid or incurred by the Administrative Agent in enforcing this Agreement, or in endeavoring to collect or realize upon any of the Subordinated Indebtedness or any Collateral, in each case as provided herein, and any balance thereof shall, solely as between the Subordinated Debt Parties and the Senior Lenders, be applied by the Senior Lenders in such order of application as the Senior Lenders may from time to time elect, toward the payment of the Senior Indebtedness remaining unpaid.

6.3 Payment in Full on Senior Indebtedness

For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until the Discharge of Senior Indebtedness shall have occurred.

6.4 Legend on Subordinated Debt Instruments

The Subordinated Creditors shall, substantially simultaneously with the execution and delivery hereof, cause a conspicuous legend to be placed on each of the instruments evidencing Subordinated Indebtedness to the following effect:

“This instrument, the indebtedness evidenced hereby or any lien or security interest on Collateral securing such indebtedness, is subordinated, in the manner and to the extent set forth in an agreement dated                      ,             (as such agreement may from time to time be amended, restated, modified, or supplemented, the “Subordination Agreement”), by the maker and payee of this instrument in favor of Bank of America, N.A. as Administrative Agent for the “Lenders” referred to therein, to all Senior Indebtedness as defined therein), and each holder of this instrument, by its acceptance hereof, shall be bound by the Subordination Agreement.”

and upon request by the Administrative Agent deliver a copy of each of the instruments evidencing Subordinated Debt, as so marked, to the Administrative Agent within 60 days following such request. In the event of any conflict between any instrument evidencing Subordinated Indebtedness and the terms of this Agreement, the terms of this Agreement shall control.

Article 7

PERMITTED PAYMENTS

7.1 Permitted Payments

At any time other than during the continuation of a Default or Event of Default, and subject to the other conditions contained in Section 7.13 of the Credit Agreement, each Subordinated Debt Party shall be entitled to receive and retain payments (“Permitted Payments”) on account of any Subordinated Indebtedness in accordance with the terms of such Subordinated Indebtedness.

Article 8

SUBROGATION

8.1 Right of Subrogation and Related Restrictions

If a Subordinated Debt Party pays or distributes cash, property, or other assets to the Administrative Agent for the benefit of the Senior Lenders, the Subordinated Debt Party will be subrogated to the rights of the Administrative Agent and Senior Lenders with respect to the value of the payment or distribution; provided, however, the Subordinated Debt Party shall not exercise any rights which it may acquire by way of subrogation or contribution under this Agreement, as a result of any payment made hereunder or otherwise, until this Agreement has ceased to be effective in accordance with Section 11.1(a).

8.2 Transfer by Subrogation

If (a) the Administrative Agent on behalf of the Senior Lenders receives payment of any of the Subordinated Indebtedness and (b) the Discharge of Senior Indebtedness has occurred, then the Senior Lenders will each, at the Subordinated Creditor’s request and expense, execute and deliver to the Subordinated Creditor appropriate documents, without recourse and without representation or warranty (except as to their right to transfer such Senior Indebtedness and related security free of encumbrances created by the Senior Lenders), necessary to evidence the transfer by subrogation to the Subordinated Creditor of an interest in its Senior Indebtedness and any security held therefor resulting from such payment of the Subordinated Indebtedness to the Administrative Agent.

Article 9

DEALINGS WITH BORROWER

9.1 Restricted Dealings by Subordinated Creditor

Except with the prior written consent of the Administrative Agent with the consent of the Required Lenders, no Subordinated Debt Party shall:

a.	assign all or any portion of the Subordinated Indebtedness in favor of any Person other than the Senior Lenders unless such Person has agreed in writing with the Administrative Agent to be bound by the provisions hereof in the place and stead of the Subordinated Creditor; or

b.	commence, or join with any other Person in commencing, any Proceeding respecting any Obligor, any Subsidiary of an Obligor or any other Credit Party.

9.2 Permitted Dealings by Senior Lenders

Notwithstanding anything in this Agreement, each Subordinated Debt Party acknowledges and agrees each of the Senior Lenders shall be entitled to:

a.	lend monies or otherwise extend credit or accommodations to any Obligor or other Credit Party as part of the Senior Indebtedness or otherwise; provided, however, that loans, credit, or accommodations not constituting Senior Indebtedness are not entitled to the benefits of this Agreement;

b.	agree to any change in, amendment to, waiver of, or departure from, any term of the Credit Agreement or any other Loan Document including, without limitation, any amendment, renewal or extension of such agreement or increase in the payment obligations of the Obligor or other Credit Party under any such Loan Documents;

c.	grant time, renewals, extensions, releases, discharges or other indulgences or forbearances to any Obligor or other Credit Party in respect of the Senior Indebtedness;

d.	waive timely and strict compliance with or refrain from exercising any rights under or relating to the Senior Indebtedness;

e.	accept or make any compositions, arrangements, plans of reorganization or compromises with any Person as any of the Senior Lenders may deem appropriate in connection with the Senior Indebtedness;

f.	change, whether by addition, substitution, removal, succession, assignment, grant of participation, transfer or otherwise, any of the Senior Lenders;

g.	acquire, give up, vary, exchange, release, discharge or otherwise deal with or fail to deal with any security interests, guaranties or collateral relating to any Senior Indebtedness, this Agreement or any Loan Document or allow any Obligor, other Credit Party, or any other Person to deal with the property which is subject to such security interests, guaranties or collateral, all as the Senior Lenders may deem appropriate; and/or

h.	abstain from taking, protecting, securing, registering, filing, recording, renewing, perfecting, insuring or realizing upon any security interests, guaranties or collateral for any Senior Indebtedness; and no loss in respect of any of the security interests or guaranties received or held for and on behalf of the Senior Lenders, whether occasioned by fault, omission of negligence of any kind, whether of the Senior Lenders or otherwise, shall in any way limit or impair the liability of a Subordinated Debt Party or the rights of the Senior Lenders under this Agreement;

all of which may be done without notice to or consent of a Subordinated Debt Party and without impairing, releasing or otherwise affecting any rights or obligations of any Subordinated Debt Party hereunder or any rights of the Senior Lenders hereunder.

Article 10

REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties

Each Subordinated Creditor hereby represents and warrants to the Senior Lenders that:

a.	such Subordinated Creditor is duly incorporated, formed or amalgamated, as the case may be, and validly existing under the laws of its jurisdiction of incorporation, formation, or amalgamation, as the case may be;

b.	such Subordinated Creditor has all necessary corporate or equivalent power and authority to enter into this Agreement;

c.	such Subordinated Creditor has taken all necessary corporate or equivalent action to authorize the creation, execution, delivery and performance of this Agreement;

d.	this Agreement constitutes a valid and legally binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles; and

e.	neither the execution and delivery of this Agreement, nor compliance with the terms and conditions hereof (i) will result in a violation of any formation or governance documents of such Subordinated Creditor or any applicable law, order, judgment, injunction, award or decree; (ii) will result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other material agreement or instrument to which such Subordinated Creditor is a party or by which it or its assets are bound; or (iii) requires any approval or consent of any governmental authority having jurisdiction except such as has already been obtained and is in full force and effect.

Article 11

CONTINUING SUBORDINATION

11.1 Continuing Subordination; Reinstatement

This Agreement shall create a continuing subordination and shall:

a.	remain in full force and effect until the earlier of: (i) the Discharge of Senior Indebtedness has occurred, or (ii) 366 days after the Discharge of Subordinated Indebtedness has occurred; provided, however, that if an Insolvency Proceeding is initiated on or before the date that is 366 days after the Discharge of Subordinated Indebtedness has occurred, this Agreement shall remain in full force and effect until the Discharge of Senior Indebtedness has occurred and, provided, further, that Section 9.1(b) shall remain in effect until 91 days after such time;

b.	be binding upon each Subordinated Debt Party and its successors and assigns; and

c.	inure, together with the rights and remedies of the Senior Lenders, to the benefit of and be enforceable by the Senior Lenders (through the Administrative Agent), and their successors and permitted assigns for their benefit and for the benefit of any other Person entitled to the benefit of any Loan Documents from time to time, including any permitted assignee of some or all of the Loan Documents.

Each Subordinated Debt Party agrees that, following termination hereof, this Subordination Agreement shall be automatically reinstated if for any reason any payment or transfer made on account of the Senior Indebtedness or Subordinated Indebtedness, as the case may be, is rescinded, avoided or must be otherwise restored or returned by any Senior Lender or Subordinated Debt Party, as the case may be, whether as a result of any Insolvency Proceedings in bankruptcy or reorganization or otherwise, in each case retroactive to the date of such payment or transfer.

11.2 Other Obligations not Affected

The subordination provided for herein is in addition to and not in substitution for any other agreement or any other security by whomsoever given or at any time held by any of the Senior Lenders in respect of the Senior Indebtedness, and the Senior Lenders shall at all times have the right to proceed against or realize upon all or any portion of any other agreement or any security or any other monies or assets to which the Senior Lenders may become entitled or have a claim in such order and in such manner as the Senior Lenders in their sole discretion may deem appropriate.

11.3 Acknowledgment of Documentation

The Subordinated Creditor hereby acknowledges that it is familiar with and understands the terms of the Credit Agreement and all other Loan Documents. The Subordinated Creditor agrees and confirms that the Subordinated Indebtedness constitutes “Qualifying Subordinated Indebtedness” under the Credit Agreement under clause (b) of the definition thereof. The Subordinated Creditor shall ensure that the Obligor provides such copies as the Subordinated Creditor wishes to receive of all amendments, modifications or supplements to any of the aforementioned documents and of any other documents, instruments or agreements which are executed in the future pursuant to which Senior Indebtedness may arise. None of the Senior Lenders shall in any manner have any obligation to ensure such receipt nor shall lack of receipt in any way affect the absolute and unconditional nature of the Subordinated Debt Parties’ obligations hereunder in respect of the Senior Indebtedness thereby created or arising.

Article 12

NO LIABILITY; OBLIGATIONS ABSOLUTE

12.1 Information

Neither Administrative Agent nor any Senior Lender shall have any duty to disclose to any Subordinated Debt Party any information relating to any Credit Party or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, that is known or becomes known to any of them or any of their Affiliates.

12.2 No Warranties or Liability.

a.	Each Subordinated Creditor acknowledges and agrees that neither Administrative Agent nor any other Senior Lender has made any express or implied representation or warranty of any kind and no Senior Lender shall have any express or implied duty to any Subordinated Debt Party.

b.	Each Subordinated Debt Party agrees that no Senior Lender shall have any liability to any Subordinated Debt Party, and hereby waives any claim against any Senior Lender, arising out of any and all actions which the Administrative Agent or the other Senior Lenders may take or permit or omit to take with respect to (i) the Loan Documents, (ii) the collection of the Senior Indebtedness, (iii) any Lien securing the Senior Indebtedness, or (iv) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral, regardless of whether an Insolvency Proceeding has been commenced.

12.3 Rights of Administrative Agent and Senior Lenders Not Affected

All rights and interests of the Administrative Agent and the other Senior Lenders under this Agreement, and all agreements and obligations of the Subordinated Debt Parties, and the Credit Parties under this Agreement, shall remain in full force and effect irrespective of: (a) any lack of collectability, validity or enforceability of all or any portion of this Agreement, the Senior Indebtedness or any of the Loan Documents due to incapacity, lack of power of authority, discharge or for any reason whatsoever (other than a Discharge of Senior Indebtedness); (b) any change in the amount of interest accruing on, time, manner or place of payment of, or in any other terms or conditions of, all or any of the Senior Indebtedness, or any other amendment or waiver of, or any consent to departure from, any of the Loan Documents, including, without limitation, changes in the terms of disbursement or repayment of any loan proceeds, any modifications, increases, extensions, renewals, rearrangements, restatements, acceleration, settlement or compromise of the Senior Indebtedness or the advancement of additional funds by the Administrative Agent and the other Senior Lenders in their discretion; (c) the timing, manner and order of application of any payments and credits made by the Administrative Agent and the other Senior Lenders on the Senior Indebtedness; (d) the Administrative Agent and the other Senior Lenders’ forbearance or agreement to forbear from enforcing any right or remedy related to the Senior Indebtedness, including rights and remedies against any obligor on the Senior Indebtedness; (e) any exchange of Collateral, release or non-perfection of any Lien, subordination of any Lien, or any release of any obligor on the Senior Indebtedness or any release, amendment or waiver of, or consent to departure from or indulgence with respect to, any Loan Documents, for all or any of the Senior Indebtedness; (f) any future law, regulation, or order of any governmental authority (whether of right or in fact) purporting to affect any term or provision of the Senior Indebtedness or the Loan Documents; (g) any setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) or any other circumstance in respect of this Agreement, the Senior Indebtedness or any Loan Documents that might otherwise constitute a defense available to the Subordinated Creditor, the Subordinated Debt Parties, any Credit Party or any other obligor of the Senior Indebtedness, or a discharge of the Senior Indebtedness, any Credit Party or any Senior Indebtedness (other than a Discharge of Senior Indebtedness); or (h) any action taken or refrained from taking by the Administrative Agent and the other Senior Lenders regarding the Senior Indebtedness that the Administrative Agent and the Senior Lenders deem appropriate.

Article 13

GENERAL PROVISIONS

13.1 Notices

All notices and other communications provided for hereunder shall be given in the form and manner prescribed by Section 10.02 of the Credit Agreement. Until otherwise notified by EEP, all such notices to any Subordinated Creditor may be given to EEP on behalf of all such Subordinated Creditors, at the “Address for Notices” following the signature block of EEP, and shall be sufficiently delivered to all Subordinated Creditors if so given.

13.2 Amendments and Waivers

a.	No provision of this Agreement may be amended, waived, discharged or terminated orally nor may any breach of any of the provisions of this Agreement be waived or discharged orally, and any such amendment, waiver, discharge or termination may only be made in writing signed by the Administrative Agent on behalf of the requisite Senior Lenders, or by the Senior Lenders, and if such amendment is intended to bind the Subordinated Creditor, by the Subordinated Creditor.

b.	No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof unless specifically waived in writing, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

c.	Any waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective only in the specific instance and for the specific purpose for which given and shall not in any way be or be construed as a waiver of any future requirement.

13.3 Assignment by Lenders

a.	Each Subordinated Debt Party acknowledges and agrees that each of the Senior Lenders shall have the right, subject to the terms of the Loan Documents, to assign, sell, participate or otherwise transfer all or any portion of its rights and benefits under the Loan Documents, and in connection therewith, this Agreement, or both, and any Lien without the consent of the Subordinated Debt Parties. This Agreement shall extend to and inure to the benefit of each of the Senior Lenders and their respective successors and assigns permitted pursuant to the terms of the Loan Documents.

b.	Notwithstanding any provision herein or referred to herein, nothing shall prohibit or otherwise restrict the Senior Lenders from assigning all, but not part, of the Senior Indebtedness to any one or more Affiliates of any Borrower.

13.4 Effectiveness in Insolvency or Liquidation Proceedings

This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Credit Party to the maximum extent permitted pursuant to applicable law. All references in this Agreement to any Obligor or other Credit Party shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency Proceeding.

13.5 Assignment and Certain Other Actions by Subordinated Creditor

Until Discharge of the Senior Indebtedness, no Subordinated Debt Party shall (a) accelerate the maturity of the Subordinated Indebtedness to a date that is earlier than six (6) months after the Maturity Date as defined in the Credit Agreement; (b) take any guarantee for any Subordinated Indebtedness from a Person unless contemporaneously therewith a guaranty by such Person shall be entered into in respect of the Senior Indebtedness and such Person shall be deemed a Credit Party hereunder; or (c) sell, assign, transfer, endorse, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness, unless the Subordinated Creditor gives the Administrative Agent written notice thereof and such sale, transfer, endorsement, pledge, encumbrance or other disposition is to an Affiliate of the Obligor and is made expressly subject to this Subordination Agreement. If Subordinated Debt Party takes a guarantee for any Subordinated Indebtedness, all obligations under such guarantee shall constitute Subordinated Indebtedness herein and such guaranty (and any recoveries thereon) shall be subject to the terms of this Agreement, including the payment over provisions contained herein.

13.6 Further Assurances

The Subordinated Creditor shall, at the request of the Senior Lenders but at the expense of the Subordinated Creditor, do all such further acts and things and execute and deliver all such further documents as the Administrative Agent or the Senior Lenders may reasonably require in order to fully perform and carry out the terms of this Agreement.

13.7 Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8 Specific Performance

Each party to this Agreement may demand specific performance of this Agreement and each party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by any other party to this Agreement.

13.9 Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.10 Obligor Acknowledgment

Each Obligor hereby acknowledges and agrees to the terms of this Agreement, and covenants not to participate in any violation thereof.

13.11 Beneficiaries

The provisions of this Agreement define the relative rights solely of the Subordinated Creditors and the Senior Lenders, and nothing contained in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Credit Party, which are unconditional and absolute, to pay the Senior Indebtedness and the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their respective terms, or to affect the relative rights of creditors of the Borrowers or any other Credit Parties other than the relative rights of the Senior Lenders and the Subordinated Creditors or the Liens created in favor of the Senior Lenders and the Subordinated Creditors, respectively. Without limiting the generality of the foregoing, it is specifically understood and agreed that no Person is a third-party beneficiary of this Agreement, and in furtherance (but not in limitation) thereof (i) no trustee in any Insolvency Proceeding for or affecting, or unsecured creditor of, any Credit Party will have or acquire or be entitled to exercise any rights of any Senior Lender or Subordinated Creditor under this Agreement under any legal or equitable basis, theories or circumstances and (ii) the provisions of this Agreement are not for the benefit of, and may not be enforced by, any Credit Party or any other obligor of the Senior Indebtedness or the Subordinated Indebtedness, or any creditor of a Credit Party or such obligors (except the Senior Lenders and the Subordinated Creditors as herein provided).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[Signatures on following pages]

BORROWERS:

MIDCOAST ENERGY PARTNERS, L.P. a Delaware limited partnership, as Borrower

By:	Midcoast Holdings, L.L.C., its General Partner

	By:	/s/ Noor S. Kaissi
Noor S. Kaissi Controller

MIDCOAST OPERATING, L.P. a Texas limited partnership, as Opco Borrower

By:	/s/ Mark A. Maki
Mark A. Maki President of Enbridge Energy Management, L.L.C. and an Authorized Signatory on behalf of Opco Borrower

[Signature Page to Intercompany Subordination Agreement]

SUBSIDIARY GUARANTORS:

ENBRIDGE G&P (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (EAST TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G&P (OKLAHOMA) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ENBRIDGE G&P (NORTH TEXAS) L.P. a Texas limited partnership, as a Subsidiary Guarantor

ELTM, L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE PIPELINES (TEXAS GATHERING) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

ENBRIDGE MARKETING (NORTH TEXAS) L.P. a Delaware limited partnership, as a Subsidiary Guarantor

By:

Enbridge Holdings (Texas Systems) L.L.C.,

the General Partner of each of Enbridge G&P (East Texas) L.P., Enbridge Pipelines (East Texas) L.P., Enbridge G&P (Oklahoma) L.P., Enbridge Pipelines (North Texas) L.P., Enbridge G&P (North Texas) L.P., ELTM, L.P., Enbridge Pipelines (Texas Gathering) L.P. and Enbridge Marketing (North Texas) L.P.

	By:	/s/ Cynthia B. Ayazi
Cynthia B. Ayazi Assistant Treasurer

ENBRIDGE ENERGY MARKETING, L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Cynthia B. Ayazi
Cynthia B. Ayazi Treasurer

[Signature Page to Intercompany Subordination Agreement]

MIDCOAST OLP GP, L.L.C. a Delaware limited liability company, as a Subsidiary Guarantor

By:	/s/ Noor S. Kaissi
Noor S. Kaissi Controller

[Signature Page to Intercompany Subordination Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer

By:	/s/ James K.G. Campbell
Name: James K.G. Campbell Title: Director

[Signature Page to Intercompany Subordination Agreement]

SUBORDINATED CREDITORS:

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., as General Partner

By:	/s/ Mark A. Maki
Mark A. Maki
President

Address for Notices

Enbridge Energy Partners, L.P.
1100 Louisiana, Suite 3300
Houston, Texas 77002-5217 Attention: Chris Kaitson
Vice President—US Law
Telephone: (713) 650-8900 Facsimile: (713) 821-2229
Electronic Mail: Chris.Kaitson@enbridge.com

With a copy to:

Enbridge Energy Partners, L.P. C/O Enbridge Inc.
3000, 425-lst
Calgary, Alberta, Canada
T2P 3L8
Attention: Darren Yaworsky Treasurer
Telephone: (403) 231-3924 Facsimile: (403) 231-4848
Electronic Mail: Darren.Yaworsky@enbridge.com

[Signature Page to Intercompany Subordination Agreement]